Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Eagle Bancorp Montana, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Peter J. Johnson, Chief Executive Officer of the Company, and Clinton J. Morrison, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Peter J. Johnson	/s/ Clinton J. Morrison
Peter J. Johnson	Clinton J. Morrison
Chief Executive Officer	Senior VP and Chief Financial Officer and Principal Accounting Officer
(Principal Executive Officer)	(Principal Financial Officer)
September 19, 2012	September 19, 2012